EXHIBIT 3.1

Amendment No. 1 to the Second Amended and Restated By-Laws of the Enzon Pharmaceuticals, Inc.

(effective February 15, 2013)

(additions are underlined and deletions are struck through)

Section 2.15 Notifications of Nominations and Proposed Business.

No business may be transacted at an annual meeting of Stockholders (an “Annual Meeting”), other than business that is either (a) specified in the notice of such meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (b) otherwise properly brought before the Annual Meeting by or at the direction of the Board (or any duly authorized committee thereof), or (c) otherwise properly brought before the Annual Meeting by any Stockholder (i) who is a Stockholder of record on the date of the giving of the notice provided for in this Section 2.15 and on the record date for the determination of Stockholders entitled to notice of and to vote at such Annual Meeting, and (ii) who complies with the notice procedures set forth in this Section 2.15.

Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of Directors in certain circumstances. Nominations of persons for election as Directors may be made at any Annual Meeting, or at any special meeting of Stockholders (a “Special Meeting”) called for the purpose of electing Directors, (a) by or at the direction of the Board (or any duly authorized committee thereof) or (b) by any Stockholder (i) who is a Stockholder of record on the date of the giving of the notice provided for in this Section 2.15 and on the record date for the determination of Stockholders entitled to notice of and to vote at such Annual Meeting or Special Meeting, and (ii) who complies with the notice procedures set forth in this Section 2.15.

In addition to any other applicable requirements, for (a) business to be properly brought before an Annual Meeting by a Stockholder or (b) a nomination to be made at any Annual Meeting or Special Meeting by a Stockholder, such Stockholder must have given timely notice thereof in proper written form to the Secretary.

To be timely, a Stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an Annual Meeting that is held during calendar year 2013, not earlier than the date on which public disclosure of the date of such Annual Meeting is made nor later than the close of business on the tenth (10th) day following the day on which public disclosure of the date of such Annual Meeting is made; (~~a~~b) in the case of an Annual Meeting (other than an Annual Meeting that is held during calendar year 2013), not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the Stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Annual Meeting was mailed or public disclosure of the date of the Annual Meeting was made, whichever first occurs; and (~~b~~c) in the case of nominations of persons for election as Directors at a Special Meeting called for the purpose of electing Directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Special Meeting was mailed or public disclosure of the date of the Special Meeting was made, whichever first occurs.

With respect to matters proposed to be brought before an Annual Meeting, to be in proper written form, a Stockholder’s notice to the Secretary must set forth as to each matter (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of such Stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such Stockholder, (iv) a description of all arrangements or understandings between such Stockholder and any other person or persons (including their names) in connection with the proposal of such business by such Stockholder and any material interest of such Stockholder in such business and (v) a representation that such Stockholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting.

With respect to each person proposed to be nominated for election as a Director, to be in proper written form, a Stockholder’s notice to the Secretary must set forth (a) as to each person, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder and (v) a statement whether such person, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next annual meeting at which such person would face re-election, in accordance with the Corporation’s Board Resignation Policy; and (b) as to the Stockholder giving the notice, (i) the name and record address of such Stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such Stockholder, (iii) a description of all arrangements or understandings between such Stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such Stockholder, (iv) a representation that such Stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) all other information relating to such Stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected.

No business shall be conducted at any Annual Meeting except business brought before such Annual Meeting in accordance with the procedures set forth in this Section 2.15; provided, however, that, once business has been properly brought before such Annual Meeting in accordance with such procedures, nothing in this Section 2.15 shall be deemed to preclude discussion by any Stockholder of any such business. No person shall be eligible for election as a Director unless nominated in accordance with the procedures set forth in this Section 2.15. If (i) the chairman of any Annual Meeting determines that business was not properly brought before the Annual Meeting or (ii) the chairman of any Annual Meeting or Special Meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting or that the nomination was defective, as applicable, and such business shall not be transacted and such defective nomination shall be disregarded.